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                                                         Exhibit 23.1

                         CONSENT OF INDEPENDNET ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our reports as of the dates and the related financial statements of U.S. Office Products Company which appear in this Current Report on Form 8-K of U.S. Office Products Company.

             Company                                  Date
             -------                                  -----

U.S. Office Products Company Consolidated         June 6, 1997, except as
  Financial Statements                             to the first paragraph
                                                   of Note 4, which is as
                                                   of July 26, 1997, and
                                                   the first paragraph of
                                                   Note 14, which is as of
                                                   November 6, 1997.

U.S. Office Products Company Supplemental         June 6, 1997, except as to
  Consolidated Financial Statements                the first paragraph of
                                                   Note 5, which is as of
                                                   July 26, 1997, the first
                                                   paragraph of Note 15,
                                                   which is as of November
                                                   6, 1997 and Note 1, which
                                                   is as of November 20,
                                                   1997.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
November 21, 1997